Exhibit 10.1

[NAME]
[ADDRESS LINE 1]
[ADDRESS LINE 2]

[DATE]

Dear [NAME],

This letter agreement (this “Agreement”) sets forth the terms and conditions whereby you agree to provide certain services (as described on Schedule 1) to [Ultra Clean Holdings, Inc.], a [Delaware corporation] (the “Company”), with offices located at [26462 Corporate Avenue, Hayward, CA 94545].

1.	SERVICES.
a.	The Company hereby engages you, and you hereby accept such engagement, as an independent contractor to provide certain services to the Company on the terms and conditions set forth in this Agreement.
b.	You shall provide to the Company the services set forth on Schedule 1 (the “Services”).
c.	The Company shall not control the manner or means by which you or your employees or contractors perform the Services, including but not limited to the time and place you perform the Services.
d.	Unless otherwise set forth in Schedule 1, you shall furnish, at your own expense, the equipment, supplies, and other materials used to perform the Services.
e.

To the extent you perform any Services on the Company’s premises or using the Company’s equipment, you shall comply with all applicable policies of the Company relating to business and office conduct, health and safety, and use of the Company’s facilities, supplies, information technology, equipment, networks, and other resources.

2.

TERM. The term of this Agreement shall commence as of the date set forth above and shall continue until the Services are completed, unless earlier terminated in accordance with Section 10 (the “Term”). Any extension of the Term will be subject to mutual written agreement between the parties.

3.	FEES AND EXPENSES.
a.

As full compensation for the Services and the rights granted to the Company in this Agreement, the Company shall pay you [a fixed fee of $[   ] per full day of completed Services] (the “Fees”), payable [monthly] in arrears. You acknowledge that you will receive an IRS Form 1099-MISC from the Company, and that you shall be solely responsible for all federal, state, and local taxes, as set out in Section 4(b).

b.

You are solely responsible for any travel or other costs or expenses incurred by you in connection with the performance of the Services, and in no event shall the Company reimburse you for any such costs or expenses.

c.	The Company shall pay all undisputed Fees within 10 calendar/business days after the Company’s receipt of an invoice submitted by you in accordance with Section 3(a).
4.	RELATIONSHIP OF THE PARTIES.
a.

You are an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employee, or agency relationship between you and the Company for any purpose. You have no authority (and shall not hold yourself out as having authority) to bind the Company and you shall not make any agreements or representations on the Company’s behalf without the Company’s prior written consent.

b.

Without limiting Section 4(a), you will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining workers’ compensation insurance on your behalf. You shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest. Any persons employed or engaged by you in connection with the performance of the Services shall be your employees or contractors and you shall be fully responsible for them and indemnify the Company against any claims made by or on behalf of any such employee or contractor.

5.	INTELLECTUAL PROPERTY RIGHTS.
a.

The Company is and shall be, the sole and exclusive owner of all right, title, and interest throughout the world in and to all the results and proceeds of the Services performed under this Agreement (collectively, the “Deliverables”), including all patents, copyrights, trademarks, trade secrets, and other intellectual property rights (collectively “Intellectual Property Rights”) therein. You agree that the Deliverables are hereby deemed a “work made for hire” as defined in 17 U.S.C. § 101 for the Company. If, for any reason, any of the Deliverables do not constitute a “work made for hire,” you hereby irrevocably assign to the Company, in each case without additional consideration, all right, title, and interest throughout the world in and to the Deliverables, including all Intellectual Property Rights therein.

b.

Any assignment of copyrights under this Agreement includes all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as “moral rights” (collectively, “Moral Rights”). You hereby irrevocably waive, to the extent permitted by applicable law, any and all claims you may now or hereafter have in any jurisdiction to any Moral Rights with respect to the Deliverables.

c.

You shall make full and prompt disclosure to the Company of any inventions or processes, as such terms are defined in 35 U.S.C. § 100 (the “Patent Act”), made or conceived by you alone or with others during the Term, related in any way to the Services described herein, whether or not such inventions or processes are patentable or protected as trade secrets and whether or not such inventions or processes are made or conceived during normal working hours or on the premises of the Company. You shall not disclose to any third party the nature or details of any such inventions or processes without the prior written consent of the Company. Any patent or copyright applications relating to the Services, related to trade secrets of the Company or which relate to tasks assigned to you by the Company, that you may file within one year after expiration or termination of this Agreement, shall belong to the Company, and you hereby assign same to the Company, as having been conceived or reduced to practice during the Term of this Agreement.

d.

Upon the request of the Company, you shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, as may be necessary to assist the Company to prosecute, register, perfect, record, or enforce its rights in any Deliverables. In the event the Company is unable, after reasonable effort, to obtain your signature on any such documents, you hereby irrevocably designate and appoint the Company as your agent and attorney-in-fact, to act for and on your behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or other intellectual property protection related to the Deliverables with the same legal force and effect as if you had executed them. You agree that this power of attorney is coupled with an interest.

e.

You have no right or license to use, publish, reproduce, prepare derivative works based upon, distribute, perform, or display any Deliverables. You have no right or license to use the Company’s trademarks, service marks, trade names, trade names, logos, symbols, or brand names.

f.

If applicable, you shall require each of your employees and contractors to execute written agreements securing for the Company the rights provided for in this Section 5 prior to such employee or contractor providing any Services under this Agreement.

6.	CONFIDENTIALITY.
a.

You acknowledge that you will have access to information that is treated as confidential and proprietary by the Company including without limitation the existence and terms of this Agreement, trade secrets, technology, and information pertaining to business operations and strategies, customers, pricing, marketing, finances, sourcing, personnel, strategic transactions or operations of the Company, its affiliates, or their suppliers or customers or strategic partners, in each case whether spoken, written, printed, electronic, or in any other form or medium (collectively, the “Confidential Information”). Any Confidential Information that you develop in connection with the Services, including but not limited to any Deliverables, shall be subject to the terms and conditions of this clause. You agree to treat all Confidential Information as strictly confidential, not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party without the prior written consent of the Company in each instance, and not to use any Confidential Information for any purpose except as required in the performance of the Services. You shall notify the Company immediately in the event you become aware of any loss or disclosure of any Confidential Information.

b.	Confidential Information shall not include information that:
i.	is or becomes generally available to the public other than through your breach of this Agreement; or
ii.	is communicated to you by a third party that had no confidentiality obligations with respect to such information.
c.

Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. You agree to provide written notice of any such order to an authorized officer of the Company within two business days of receiving such order, but in any event sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as determined in the Company’s sole discretion.

d.	Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (”DTSA”). Notwithstanding any other provision of this Agreement:
i.	You will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:
1.

is made: (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or

2.	is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.
ii.

If you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the Company’s trade secrets to your attorney and use the trade secret information in the court proceeding if you:

1.	file any document containing the trade secret under seal; and
2.	do not disclose the trade secret, except pursuant to court order.

7.	REPRESENTATIONS AND WARRANTIES.
a.	You represent and warrant to the Company that:
i.	you have the right to enter into this Agreement, to grant the rights granted herein and to perform fully all of your obligations in this Agreement;
ii.

your entering into this Agreement with the Company and your performance of the Services do not and will not conflict with or result in any breach or default under any other agreement to which you are subject;

iii.

you have the required skill, experience, and qualifications to perform the Services, you shall perform the Services in a professional and workmanlike manner in accordance with industry standards for similar services and you shall devote sufficient resources to ensure that the Services are performed in a timely and reliable manner;

iv.	you shall perform the Services in compliance with all applicable federal, state, and local laws and regulations;
v.	the Company will receive good and valid title to all Deliverables, free and clear of all encumbrances and liens of any kind;
vi.

all Deliverables are and shall be your original work (except for material in the public domain or provided by the Company) and do not and will not violate or infringe upon the intellectual property right or any other right whatsoever of any person, firm, corporation, or other entity.

b.	The Company hereby represents and warrants to you that:
i.	it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder; and
ii.	the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action.
8.	INDEMNIFICATION.
a.

You shall defend, indemnify, and hold harmless the Company and its affiliates and their officers, directors, employees, agents, successors, and assigns from and against all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind (including reasonable attorneys’ fees) arising out of or resulting from:

i.	bodily injury, death of any person, or damage to real or tangible, personal property resulting from your acts or omissions; and
ii.	your breach of any representation, warranty, or obligation under this Agreement.
b.	The Company may satisfy such indemnity (in whole or in part) by way of deduction from any payment due to you.

9.

INSURANCE. During the Term, you shall maintain in force adequate workers’ compensation, commercial general liability, errors and omissions, and other forms of insurance, in each case with insurers reasonably acceptable to the Company, with policy limits sufficient to protect and indemnify the Company and its affiliates, and each of their officers, directors, agents, employees, subsidiaries, partners, members, controlling persons, and successors and assigns, from any losses resulting from your conduct, acts, or omissions or the conduct, acts, or omissions of your agents, contractors, servants, or employees. The Company shall be listed as additional insured under such policy, and you shall forward a certificate of insurance verifying such insurance upon the Company’s written request, which certificate will indicate that such insurance policies may not be canceled before the expiration of a 30 calendar day notification period and that the Company will be immediately notified in writing of any such notice of termination.

10.	TERMINATION.
a.

The Company may terminate this Agreement without cause, effective immediately upon written notice to you. You may terminate this Agreement without cause upon 30 calendar days’ written notice to the Company.

b.

You may also terminate this Agreement, effective immediately upon written notice by you to the Company, if the Company materially breaches this Agreement, and such breach is incapable of cure, or with respect to a material breach capable of cure, the Company does not cure such breach within 10 business days after receipt of written notice of such breach.

c.	Upon expiration or termination of this Agreement for any reason, or at any other time upon the Company’s written request, you shall promptly after such expiration or termination:
i.	deliver to the Company all Deliverables (whether complete or incomplete) and all hardware, software, tools, equipment, or other materials provided for your use by the Company;
ii.	deliver to the Company all tangible documents and materials (and any copies) containing, reflecting, incorporating, or based on the Confidential Information;
iii.	permanently erase all of the Confidential Information from your computer systems; and
iv.	certify in writing to the Company that you have complied with the requirements of this clause.
d.	The terms and conditions of this clause and Section 4, Section 5, Section 6, Section 7, Section 8, Section 11, Section 13, and Section 14 shall survive the expiration or termination of this Agreement.
11.

OTHER BUSINESS ACTIVITIES. You may be engaged or employed in any other business, trade, profession, or other activity which does not place you in a conflict of interest with the Company; provided, that, during the Term, you shall not be engaged in any business activities that do or may compete with the business of the Company without the Company’s prior written consent to be given or withheld in its sole discretion.

12.

NON-SOLICITATION. You agree that during the Term of this Agreement and for a period of 24 months following the termination or expiration of this Agreement, you shall not make any solicitation to employ the Company’s personnel without written consent of the Company to be given or withheld in the Company’s sole discretion.

13.

ASSIGNMENT. You shall not assign any rights, or delegate or subcontract any obligations, under this Agreement without the Company’s prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. The Company may freely assign its rights and obligations under this Agreement at any time. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the parties hereto and their respective successors and assigns.

14.	MISCELLANEOUS.
a.

You shall not export, directly or indirectly, any technical data acquired from the Company, or any products utilizing any such data, to any country in violation of any applicable export laws or regulations.

b.

All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this Section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees prepaid), facsimile or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only if (a) the receiving party has received the Notice and (b) the party giving the Notice has complied with the requirements of this Section.

c.

This Agreement, together with any other documents incorporated herein by reference and related exhibits and schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

d.

This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance.

e.

This Agreement and all related documents, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of California, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of California.

f.

If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

g.	This Agreement may be executed in multiple counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

If this letter accurately sets forth our understanding, kindly execute the enclosed copy of this letter and return it to the undersigned.

Very truly yours,

[ULTRA CLEAN HOLDINGS, INC.]

BY:................................................................
Name:
Title:

ACCEPTED AND AGREED:

[NAME]

BY:.....................................................
Name:

Date:

Federal Tax Id. No./Social Security No.:

SCHEDULE 1

1. SERVICES: [   ]